UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2005

Date of Report (Date of earliest event reported)

EXABYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 55th Street

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 442-4333

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification to Rights of Security Holders.

1.	Convertible Note Offering

Effective October 31, 2005, Exabyte Corporation (the Company) entered into a Securities Purchase Agreement (the Purchase Agreement) pursuant to which the Company issued and sold to the purchasers in a private placement (the Purchasers) (a) $9.5 million of 10% Secured Convertible Notes of the Company (the Convertible Notes), and (b) warrants to purchase in the aggregate 4,750,000 shares of Common Stock. Participants in the financing include a group of institutional investors and Exabyte shareholders.

Effective October 31, 2005 for trading purposes, the Company effected a reverse stock split whereby every ten shares of Common Stock outstanding before the split was combined into one share of outstanding Common Stock after the split. The reverse split, which did not change the authorized shares of Common Stock, was necessary to facilitate the sale of the Convertible Notes.

The Convertible Notes mature, in total, on September 30, 2010, and are initially convertible into Common shares at $2.80 per share. However, on the 30-day anniversary of the original issue date, the Conversion Price will be adjusted to equal the average of the daily volume weighted average price (or VWAP) for the immediately preceding five trading days if such average is less than $2.80, provided that the adjusted Conversion Price shall not be less than $1.80 per share. The warrants to purchase Common shares expire after five years and have an initial exercise price of $2.80 per Common share; however, the exercise price will also be adjusted to equal the adjusted conversion price per share of the Convertible Notes. The conversion and exercise prices are subject to certain anti-dilution adjustments, including adjustments for sales of Common Stock or rights to acquire Common Stock at below the conversion and exercise prices in effect. The warrants will be valued and accounted for using a to-be-determined pricing model. The resulting value, as well as the value of any beneficial conversion feature related to the conversion price of the Convertible Notes, will be recorded as debt discount and amortized to interest expense over the term of the Convertible Notes. Such additional non-cash interest expense will likely be significant to the Company’s future results of operations.

Capitalized words used but not defined herein have the meanings ascribed in the 10% Secured Convertible Subordinated Note (the Note), attached hereto as Exhibit 4.1. The description in this Report of the Convertible Notes and the transactions is qualified entirely by reference to the transaction documents attached as exhibits, which are incorporated herein by reference. Stockholders desiring a more complete understanding of these securities and the transaction are urged to review all of the attached exhibits.

Interest

Holders of Convertible Notes are entitled to receive interest at the rate of 10% per annum. The first interest payment date is June 1, 2006.

Interest is payable quarterly in shares of Common Stock. For purposes of interest payments, Common shares will be valued at 90% or 80% (depending on certain Equity Conditions) of the average of the daily VWAPs for the 20 days immediately prior to the Interest Payment Date. If the applicable Equity Conditions are not satisfied or waived, interest continues to accrue (compounded quarterly on payment dates) until the next interest payment date on which the applicable Equity Conditions have been satisfied or waived. Accrued interest is paid in cash in connection with any repayment of the Notes. During the continuation of an Event of Default, interest accrues at a rate of 20% per annum.

Forced Conversion and Conversion Limitations

Upon the market price of the Company’s shares achieving specified levels and compliance with other requirements, the Company has the right to force holders of the Convertible Notes to convert their shares into Common Stock, except that, if a holder has voluntarily elected to limit his beneficial ownership amount, the Company may not force a conversion. Provisions, which allow the Company to continue to effect a forced conversion against such limited holders, are detailed in the Convertible Notes.

Security and Subordination

The Convertible Notes are secured by a pledge of substantially all of the Company’s assets and are subordinated to the security interest and indebtedness of the Company under the Company’s Credit and Security Agreement (Credit Agreement) with Wells Fargo Bank (as successor to Wells Fargo Business Credit, Inc.) (Wells Fargo).

Amendments

Amendments and waivers to the terms of Convertible Notes require the approval of the holder of each specific Convertible Note. However, certain provisions, such as covenants, can be waived by the Required Holders, which is two-thirds of the principal amount of the outstanding Convertible Notes. Also, certain payment and conversion terms of a Convertible Note cannot be revised for any Convertible Note without the approval of the Required Holders.

Prepayment

Convertible Notes may be prepaid in whole but not in part at any time prior to maturity. However, if (a) the Convertible Notes are prepaid during the continuation of an Event of Default, whether following acceleration or otherwise, including as an Event of Default a Change in Control, (b) the Equity Conditions are not met continuously during ten Trading Days preceding the date of prepayment or repayment, or (c) the prepayment or repayment is made in connection with a Fundamental Transaction (which includes certain mergers or a sale of substantially all assets), then in each case the Company is obligated to pay a Default Premium in cash. The Default Premium is an amount equal to the greater of 20% of the principal amount of the Convertible Notes then outstanding, or the excess over the principal amount of the Convertible Notes of the product of the VWAP on the trading day preceding the payment or prepayment, multiplied by the number of Common shares issuable upon conversion of the Convertible Notes.

Covenants and Events of Default

The Company is subject to a number of covenants. Without the consent of the Required Holders, the Company may not, among other things, effect a merger where less than a majority of the surviving entities’ combined voting power will be held by stockholders of the Company, effect a sale of 33% or more of the Company’s assets outside the ordinary course of business, incur any indebtedness for borrowed money that is not expressly subordinated to the Convertible Notes other than senior indebtedness to Wells Fargo and any subsequent refinancing thereof not to exceed $40.0 million, prepay any indebtedness for borrowed moneys or purchase or pay any dividends on any equity of the Company other than dividends on Series AA Convertible Preferred Stock payable in Common Stock. The Securities Purchase Agreement for the Convertible Notes and related warrants also contain covenants including, among others, a requirement to use commercially reasonable efforts to file reports required to be filed under the Securities Exchange Act of 1934, to permit Note holders’ participation rights in future issuances of Common Stock or Common Stock Equivalents and certain limitations on future financings relating to a Variable Rate Transaction (prices that may vary in the future) or an MFN Transaction (granting certain rights to receive additional shares).

Events of Default include: Failure to pay principal, accrued interest or any premium when due; failure to comply with covenants after certain cure periods; a default under the terms of other indebtedness not cured within any applicable grace period; a failure of a Registration Statement described below to be effective on or prior to the 180th day after the original issue date; and certain lapses in the effectiveness of the Registration Statement.

Registration Rights

The Purchasers entered into the Registration Rights Agreement with the Company, attached hereto as Exhibit 10.2, pursuant to which the Company is required to register the Common shares issuable upon conversion of the Convertible Notes, exercise of the warrants, and payment of interest for a specified period of time for resale with the

Securities and Exchange Commission, and maintain such registration until shares are sold or can be freely resold under an applicable SEC rule. The Company must pay liquidated damage if the Registration Statement is not effective by the 150th day following the closing for the sale of the Convertible Notes and upon the occurrence of certain other events.

Private Offering

The issuance of the above-referenced securities was exempt from the registration requirements of the Securities Act of 1933 based upon representations of each of the Purchasers that each was an “accredited investor” (as defined under Rule 501 of Regulation D) and that each was purchasing such securities for their own investment without a present view toward a distribution of such securities. In addition, there was not general advertisement or general solicitation in connection with the sale of the securities.

Investors

The Purchasers of the Convertible Notes and related warrants were primarily an institutional investor and certain holders of Series AA Preferred Stock of the Company. Among these investors, the following related parties purchased a number of Convertible Notes and related warrants, as follows:

Name	Convertible Notes	Common Shares Underlying Warrants
Meritage Entrepreneurs Fund, L.P.	$64,000	32,000
Meritage Private Equity Fund, L.P.	$3,507,000	1,753,500
Meritage Private Equity Parallel Fund, L.P.	$429,000	214,500

These entities may be deemed beneficial owners of more than 5% of the Company’s Common Stock, and they are related to three directors (John R. Garrett, Stephanie Smeltzer McCoy and G. Jackson Tankersley, Jr.). Information about these entities is included in the Company’s proxy statement for its 2005 Annual Meeting of Stockholders.

2.	Adjustment of Conversion and Exercise Price of Series AA Preferred Stock and Related Warrants

In connection with the sale of the Convertible Notes, the conversion and exercise price of the Series AA Preferred Stock and warrants issued by the Company in May 2004, was adjusted to the conversion price of the Convertible Notes. The conversion and exercise price will be further adjusted to be equal to the adjusted conversion price of the Convertible Notes if such an adjustment is made after the applicable 30-day period. Management is in the process of determining the amount of any deemed dividend related to the adjustment of the conversion and exercise price of the Series AA shares and related warrants. The amount of such deemed dividend will likely be significant to the Company’s net earnings or loss available to common shareholders for the three months and year ended December 31, 2005.

3.	Amendment No. 1 to Series AA Purchase Agreement

In order to avoid a conflict between the Securities Purchase Agreement of April 30, 2004 for the Series AA Preferred Stock and related warrants, and the offering of the Convertible Notes and related warrants, the Company obtained approval from the requisite number of Series AA holders for an Amendment No. 1 to the Series AA Securities Purchase Agreement. The Amendment revises the participation rights of Series AA holders in Subsequent Financings (of Common Stock or Common Stock Equivalents) so that both Series AA holders and the Convertible Note holders can participate pro rata. Other restrictions on future financings were made not applicable to the sale of the Convertible Notes and related warrants. In addition, the Series AA Securities Purchase Agreement was revised so that two sections dealing with participation rights and future financings can be amended by a majority in interest of the then outstanding Series AA Preferred Stock purchased under such agreement.

4.	Amendment of Media Distribution Agreement and Related Matters

On October 31, 2005, the Company entered into an amendment (the Amendment) of the Media Distribution Agreement (MDA) between the Company and Imation Corporation (Imation) dated November 7, 2003. The MDA granted Imation the exclusive worldwide marketing and distribution rights for the Company’s proprietary removable data storage media in exchange for a fee of $18,500,000, which was received by the Company in December 2003. The MDA provided for discounted sales prices to Imation, such that Imation was able to obtain a gross margin of at least 25% on sales to third parties.

The Amendment provides that the sales prices to Imation will be adjusted such that Imation will be able to obtain a gross margin of 8% on sales to third parties during the period from January 1, 2006 through December 31, 2006, and a gross margin of 10% thereafter.

As consideration for the revision of the gross margin and to adjust the initial distribution fee, the Company agreed to provide the following consideration to Imation; (1) a $5,000,000 note payable, bearing interest at 10% beginning January 1, 2006, with interest only payments through 2007 and equal quarterly principal and interest payments commencing on March 31, 2008 and continuing through December 31, 2009, (2) 1,500,000 shares of common stock and warrants to purchase 750,000 shares of common stock of the Company at $2.80 per share; however, on the 30-day anniversary of the original issue date, the exercise price of the warrants will be adjusted to equal the average of the daily VWAP for the immediately preceding five trading days if such average is less than $2.80, provided that the adjusted exercise price shall not be less than $1.80 per share, and (3) a $2,000,000 cash payment or credit (at the option of the Company) to be applied against product purchases by Imation subsequent to January 1, 2006. The exercise price of the Imation warrant is subject to the same anti-dilution adjustments as included in the warrants issued with the Convertible Notes. In addition, in connection with the Amendment, Imation loaned $2,000,000 to the Company under a note payable which bears interest at 10% and is payable interest only through December 15, 2006, at which time the principal amount is due in total. In connection with the $5,000,000 and $2,000,000 notes, the Company granted Imation a security position in substantially all of the Company’s assets, subordinated to the security interests of, and indebtedness of the Company to, Wells Fargo and the Convertible Notes. The $5,000,000 note is subject to mandatory full or partial prepayment should the Company complete a future financing for specified amounts prior to the scheduled repayment term.

Events of Default under the Imation notes include, among others, a material default under the Media Distribution Agreement not cured within the permitted time and a failure to make payment of principal or interest within five days of the due date.

In connection with the Amendment, the Company is required to use its best efforts to register for resale the common shares issued to Imation, and the common shares issuable upon exercise of the warrants, with the Securities and Exchange Commission, and maintain such registration until shares are sold or can be freely resold under an applicable SEC rule.

The subordination to Wells Fargo of the notes issued to Imation and the Convertible Notes, and the Imation notes to the Convertible Notes, is governed by an Intercreditor and Subordination Agreement. Such Agreement is attached as Exhibit 4.6 to this Report.

5.	Amendment to Credit Agreement with Wells Fargo

On October 31, 2005, the Company entered into an amendment of the Credit Agreement with Wells Fargo, whereby the violations of financial covenants for the three months ended September 30, 2005, relating to operating results and maintenance of a specified level of net worth or deficit, were waived, and the Inventory Advance Rate (as defined) was adjusted from 60% to 25% and the Inventory Sublimit (as defined) was adjusted from $1,500,000 to $750,000.

6.	Prospective Financial Data

Selected Summary

In connection with the completion of the aforementioned convertible note offering, the Company provided in mid-October, 2005 certain potential investors with prospective financial data concerning 2005 and 2006. The following condensed financial data is a summary of portions of such information and is subject to the limitations explained below:

		Three months ended
	12/31/05	3/31/06	6/30/06	9/30/06	12/31/06	Year ended December 31, 2006
		(in thousands)
Revenue	$25,300	$28,847	$30,647	$30,447	$29,747	$119,688

Gross margin	$7,294	$9,241	$9,941	$9,941	$9,641	$38,764

Operating expenses $6,981		$6,481	$6,481	$6,481	$6,481	$25,924

Operating income	$313	$2,760	$3,460	$3,460	$3,160	$12,840

Net earnings	$836	$1,994	$2,682	$2,774	$2,506	$9,955

Cash provided (used) by operating activities	($785)	($9,149)	$2,421	$3,385	$3,534	$190

Cash used by investing activities	($465)	($600)	($600)	($600)	($600)	($2,400)

Cash provided (used) by financing activities	$1,250	$9,749	($1,821)	($2,785)	($2,934)	$2,210

The above revenue and gross margin information were based on the Company’s historical experience and management’s evaluation of the market for the Company’s products and other factors that impact unit shipments, average sales prices, and cost of product from vendors. Revenue was also based in part upon the forecasted impact of new products expected to be introduced in the fourth quarter of 2005 and in 2006, as well as anticipated decreases in sales of other products of the Company. Operating expenses were assumed to be consistent from period to period based on management’s budgetary controls and determination of the resources necessary to effectively operate the business.

Important Limitations

The above prospective financial information was preliminary and was not prepared with a view toward public disclosure, and is only included herein because such information was provided to potential investors in the marketing of the convertible notes. In addition, this prospective financial information has not been updated for the final terms of the offering which include $9.5 million of gross proceeds versus $6 million assumed, and a 10% interest rate versus 12% assumed. The prospective financial information also did not include additional interest expense related to the valuation of the warrants issued in connection with the convertible notes. The warrants will be valued and accounted for using a to-be-determined pricing model. The resulting value, as well as the value of any beneficial conversion feature related to the conversion price of the convertible notes, will be recorded as debt discount and amortized to interest expense over the term of the convertible notes. Such additional non-cash interest expense will likely be significant to the Company’s future results of operations. The prospective financial information also did not include the deemed dividend that results from the adjustment of the conversion and exercise price of the Series AA Preferred Stock and related warrants, as described above.

The prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or U.S. generally accepted accounting principles. The Company’s independent auditors have not compiled, examined or performed any procedures with respect to this information. The prospective financial information is included herein to provide access to information that was not previously publicly available. The Company does not intend to make publicly available any update or other revisions to the above information to reflect circumstances existing after the date of the preparation of the information or the occurrence of future events, even in the event that any or all of the related assumptions are determined to be in error.

The above information is not a guarantee of performance and is based on forward-looking statements that are subject to a number of risks, uncertainties and assumptions and should be read with caution. This information is subjective in nature and is susceptible to interpretation and periodic revision based on actual experience and recent developments. The above information reflects numerous assumptions made by management with respect to industry, market and financial conditions and other matters, many of which are beyond the control of the Company. Accordingly, actual results may vary materially from the prospective financial information presented above.

Forward Looking Statements

The foregoing forward-looking financial information is subject to various risks including those described in the Company’s Form 10-K Report for the year ended December 31, 2004. Such risks include the Company’s limited liquidity; the effect of the Company’s financial condition on sales to the Company’s customers and dealing with suppliers; market acceptance of the Company’s new products; the need to increase sales of the Company’s drives, automation and media products; the need to expand OEM customer relationships; the need to decrease or maintain product costs; the effects of the fluctuations in foreign currency on results; the ability of suppliers to meet the Company’s product demands, to implement engineering changes and to produce products at commercially reasonable costs; the Company’s dependence on a limited number of customers, the loss of which would have a material impact on the Company; the Company’s dependence on sole-source suppliers for critical components; and the need to manage the Company’s inventory levels.

*	*	*	*

The Company issued a press release on November 1, 2005, announcing the Convertible Note and Imation transactions, as described above, which is also attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

4.1	Form of 10% Secured Convertible Subordinated Note
4.2	Form of Common Stock Purchase Warrant issued to Convertible Noteholders
4.3	Form of Common Stock Purchase Warrant issued to Imation Corporation
4.4	Security Agreement, dated October 31, 2005, by and between Exabyte Corporation and each of the Purchasers
4.5	Amendment No. 2 to Media Distribution Agreement, by and between Exabyte Corporation and Imation Corporation with forms of the $5,000,000 Note and $2,000,000 Note
4.6	Intercreditor Agreement, dated October 31, 2005, among Exabyte Corporation, Wells Fargo Bank, Purchasers of the Convertible Notes and Imation
10.1	Securities Purchase Agreement, dated as of October 31, 2005, by and between Exabyte Corporation and each of the Purchasers
10.2	Registration Rights Agreement, dated as of October 31, 2005, by and between Exabyte Corporation and each of the Purchasers
10.3	Agreement for Issuance of Stock, dated as of October 31, 2005, between Exabyte Corporation and Imation Corp.
10.4 10.5

Amendment No. 1 to the Series AA Securities Purchase Agreement, effective as of October 5, 2005, among the Company and certain Purchasers of the Series AA Preferred Stock

Second Amendment (dated October 31, 2005) to the Credit and Security Agreement between the Company and Wells Fargo Bank, National Association acting through its Wells Fargo Business Credit division

99.1	Press release of Exabyte Corporation, dated November 1, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	November 1, 2005	By	/s/ Carroll A. Wallace
Carroll A. Wallace
Chief Financial Officer